UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 14, 2009

Progenics Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-23143	13-3379479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Old Saw Mill River Road, Tarrytown, New York		10591
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code (914) 789-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 14, 2009, the Board of Directors of Progenics Pharmaceuticals, Inc. (Nasdaq: PGNX) elected Mark R. Baker President of the Company and a member of its Board of Directors, increasing the number of directors of the Company to nine.  Mr. Baker, formerly the Company’s Executive Vice President – Corporate, General Counsel and Secretary, will retain the latter titles and continue to report to Paul J. Maddon, M.D., Ph.D., the Company’s Founder, Chief Executive Officer and Chief Science Officer.  Mr. Baker will serve as a director, subject to his earlier resignation or removal, until the Company’s 2010 annual meeting of stockholders and the election and qualification of his successor.  He will not receive any additional compensation for service as a director.  Additional information concerning Mr. Baker contained in the Company’s Proxy Statement for its Annual Meeting of Stockholders held on June 8, 2009 is incorporated herein by reference thereto.

The Company’s press release announcing Mr. Baker’s election as President and a director is attached as Exhibit 99.1, and the information contained therein is incorporated by reference into this Item 5.02 of this Current Report on Form 8-K.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.     Description

99.1	Press Release dated September 16, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            PROGENICS PHARMACEUTICALS, INC.
                                            By:  /s/ ROBERT A. MCKINNEY
                                                  Robert A. McKinney
                                                  Chief Financial Officer, Senior Vice President,
                                                  Finance & Operations and Treasurer

Date:  September 16, 2009